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EXHIBIT 10.1

CONSULTING AND LEGAL SERVICES AGREEMENT

This Agreement is made effective as of the 4th day of November, 2003, and memorializes the oral agreement by and between T. Alan Owen & Associates, P.C., a Texas professional corporation (“Consultant”), and Air-Q Wi-Fi Corporation, a Delaware corporation (the “Company”).

WHEREAS, Consultant possesses experience in the field of business law; and

WHEREAS, the Company is a publicly-held company required to file periodic reports pursuant to the requirements of the Securities Exchange Act of 1934; and

WHEREAS, the Company desires advice and guidance relating to the areas of expertise of Consultant, as aforesaid; and

WHEREAS, the Company desires to hire Consultant and Consultant is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1. The Company hereby engages Consultant to render advice and counsel with respect to business law. Consultant hereby accepts such engagement and agrees to render such advice throughout the term of this Agreement.

2. The services to be rendered by Consultant hereunder shall consist of the following:

 A. Giving advice and counsel on legal compliance by the Company with all state business-related laws and regulations;

 B. Giving advice and counsel on legality of certain corporate business transactions; and

 C. Giving advice and counsel with respect to any and all threatened or actual litigation in which the Company shall become involved.

3. The term of this Agreement shall be one year.

4. In consideration of the services to be performed by Consultant, the Company shall issue to Consultant 35,000 shares of the Company’s $.001 par value common stock, which shares shall be valued at $2.40 per share, the closing price of the Corporation’s common stock, as reported by the OCT Bulletin Board, on November 3, 2003.

In addition to the fee payable hereunder, Consultant shall, from time to time during the term of this Agreement, be reimbursed for costs paid and incurred by Consultant on behalf of the Company for travel, per diem, lodging, long distance communications, courier services, photocopying and printing. Reimbursement is to be made on receipt of invoice by the Company.

5. The Company represents and warrants to Consultant that:

 A. The Company will cooperate fully and timely with Consultant to enable Consultant to perform its obligations hereunder.

B. The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

C. The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

D. The Company will make its best efforts to file timely all periodic reports required to be filed by it, pursuant to the provisions of the Securities Exchange Act of 1934, throughout the term of this Agreement.

6. Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant’s services and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant will not directly or indirectly buy or sell the securities of the Company at any time when it is privy to non-public information.

7. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

Notices shall be addressed to Consultant at:

T. Alan Owen & Associates, P.C.

1112 East Copeland Road, Suite 420

Arlington, Texas 76011

and to the Company at:

Air-Q Wi-Fi Corporation

5555 Hilton Avenue, Suite 207

Baton Rouge, Louisiana 70808

8. Consultant consents to the placement of the following legend, or a legend similar thereto, on the certificates representing the shares of Common Stock issued hereunder:

THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.

9. Miscellaneous.

 A. In the event of a dispute between the parties, both Consultant and the Company agree to settle said dispute through the American Arbitration Association (the “Association”) at the Association’s Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

 B. This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

C. This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

D. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

AIR-Q WI-FI CORPORATION

(a Delaware corporation)

By: /s/ DAVID LOFLIN

David Loflin, President

T. ALAN OWEN & ASSOCIATES, P.C.

(a Texas professional corporation)

By: /s/ T. ALAN OWEN

T. Alan Owen